EXHIBIT 1
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  IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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        Citibank, N.A.  is a bank as defined in Section 3(a)(6) of the
        Act (15 U.S.C. 78c).

        Impulsora de Fondos Banamex, S.A de C.V. is chartered in Mexico City, Mexico.

        Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the security holdings reported in this Schedule 13G.


Dated: February 13, 2013


                      CITIGROUP INC.



                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary